BRF S.A.

Publicly Held Company

CNPJ 01.838.723/0001-27

NIRE 42.300.034.240

CVM 1629-2

MINUTES OF THE ORDINARY MEETING OF THE BOARD OF DIRECTORS

HELD ON MAY 24, 2018

1.            Date, Time and Place: Meeting held on May 24, 2018, at 02:00 p.m., in São Paulo City, São Paulo State, at the BRF S.A. (“Company” or “BRF”) office located at Rua Hungria, 1400, 5th floor.

2.            Summons and Presence: Summons duly held pursuant to Article 21 of the Company’s Bylaws considering the presence of the majority of the members of the Board of Directors: Mr. Augusto Marques da Cruz Filho (“Mr. Augusto Cruz”), Mr. Dan Ioschpe (“Mr. Dan Ioschpe”), Mrs. Flávia Buarque de Almeida (“Mrs. Flávia Almeida”), Mr. Francisco Petros Oliveira Lima Papathanasiadis (“Mr. Francisco Petros”), Mr. José Luiz Osório (“Mr. José Osório”), Mr. Luiz Fernando Furlan (“Mr. Luiz Furlan”), Mr. Roberto Antonio Mendes (“Mr. Roberto Mendes”), Mr. Roberto Rodrigues (“Mr. Roberto Rodrigues”) and Mr. Walter Malieni Jr. (“Sr. Walter Malieni”).

3.            Presiding Board: Chairman: Augusto Cruz. Secretary: Cristiana Rebelo Wiener.

4.            Agenda: Approval of the Reference Form regarding 2017 fiscal year.

5.            Resolutions: The members approved, by unanimous votes and with no restrictions, the drawing up of the present minutes in summary form. Once the agenda had been examined, the following matters were discussed and the following resolutions were taken:

5.1.       Approval of the Reference Form regarding 2017 fiscal year. According to recommendation of the Statutory Audit Committee and approval of the Fiscal Council, the totality of members of the Board of Directors present at the meeting approved the submission, to the Brazilian Securities and Exchange Commission (Comissão de Valores Mobiliários), of the Reference Form regarding the fiscal year ended December 31, 2017.

6.            Documents Filed at the Company: The documents related to the agenda that supported the resolutions taken by the members of the Board of Directors or information presented during the meeting were filed at the Company’s head office.

Extract of the Minutes of the Ordinary Meeting of the Board of Directors held on May 24, 2018

BRF S.A.

Publicly Held Company

CNPJ 01.838.723/0001-27

NIRE 42.300.034.240

CVM 1629-2

MINUTES OF THE ORDINARY MEETING OF THE BOARD OF DIRECTORS

HELD ON MAY 24, 2018

7.            Closure: There being no other matters to be discussed, the meeting was closed, during which time the present minutes were drawn up in summary form by electronic processing and, having been read and found correct by all those present, were signed.

I certify that the above text is a faithful copy of the minutes which are filed in Book No. 6, pages 44 and 45, of the Minutes of the Ordinary and Extraordinary Meetings of the Company´s Board of Directors.

São Paulo, May 24, 2018.

______________________________

Cristiana Rebelo Wiener

Secretary

Extract of the Minutes of the Ordinary Meeting of the Board of Directors held on May 24, 2018